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                                             EXHIBIT 10.06
                       AMENDMENT NO. 1 TO
                SEVERANCE COMPENSATION AGREEMENT

     This Amendment No. 1 to the Severance Compensation Agreement, dated as of January 31, 1996 (the "Amendment"), is entered into by and among George L. McTavish (the "Executive"), Comdata Holdings Corporation (the "Company"), and Ceridian Corporation ("Ceridian").

                            RECITALS:

     WHEREAS, the Company and the Executive are parties to that certain Severance Compensation Agreement, dated as of November 29, 1994 (the "Agreement"), pursuant to which, among other things, the Company agreed to provide the Executive with certain severance benefits in the event of a "change in control"; and

     WHEREAS, as a result of the Company's merger (the "Merger") with Ceridian, a "change in control" as defined in Section 2 of the Agreement has occurred and Ceridian has agreed to assume and perform the Agreement;

     NOW, THEREFORE, for and in consideration of the premises and the mutual promises, covenants and conditions set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Executive and Ceridian hereby agree as follows:

     1.   Amendment  of  Agreement.    The  Agreement  is  hereby
amended, modified, and supplemented, effective as of the date provided in Section 4 hereof, by this Amendment as set forth below:

          (a) Section 1 of the Agreement is hereby amended by deleting such section from the Agreement in its entirety, and by substituting in lieu thereof the following new section:

               "1. Term. This Agreement shall terminate, except to the extent that any obligation of the Company hereunder remains unpaid as of such time, upon the earlier of (i) the termination of the Executive's employment with the Company based on death, Disability (as defined in Section 3(b)), Retirement (as defined in
          Section 3(c)), or Cause (as defined in Section 3(d)), or by the Executive other than for Good Reason (as defined in Section 3(e)); and (ii) June 12, 1997 if the Executive has not terminated his employment for Good Reason as of such time."
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          (b)  Section 3(e) of the Agreement is hereby amended by
deleting such Section 3(e) from the Agreement in its entirety, and by substituting in lieu thereof the following new Section 3(e):

               "(e) Good Reason. The Executive may terminate the Executive's employment for Good Reason at any time during the term of this Agreement. For purposes of this Agreement, "Good Reason" shall mean any of the following (without the Executive's express written consent):

                    (i)  the assignment to  the Executive by  the
               Company of duties inconsistent with the Executive's position, duties and responsibilities with the Company, as described on Schedule 1 hereto, or a change in the Executive's titles or offices from those shown on Schedule 1, or any removal of the Executive from or any failure to reelect the Executive to any of such positions, except in connection with the termination of his employment for Disability, Retirement or Cause or as a result of the Executive's death or by the Executive other than for Good Reason;

                    (ii) a  reduction  by  the  Company  in   the
               Executive's base salary as  in effect on  December
               12, 1995 or as the same may be increased from time to time during the term of this Agreement;

                    (iii) the Executive's relocation to any place other than Nashville (or Brentwood), except for required travel by the Executive on the Company's business to an extent substantially consistent with the Executive's business travel obligations at the time of the Merger, or a change or replacement of the person to whom the Executive reports;

                    (iv) any material  breach by  the Company  of
               any provision of this Agreement;

                    (v) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company; or

                    (vi) any   purported   termination   of   the
               Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 3(f), and for purposes of

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               this  Agreement,  no  such  purported  termination
               shall be effective."

          (c) Section 4(a) of the Agreement is hereby amended by deleting such Section 4(a) from the Agreement in its entirety, and by substituting in lieu thereof the following new Section
4(a):

               "(a) If the Company shall terminate the Executive's employment other than pursuant to Section 3(b), 3(c) or 3(d) or if the Executive shall terminate his employment for Good Reason, then the Company shall pay to the Executive as severance pay in a lump sum, in cash, on the fifth day following the Date of Termination, an amount equal to the sum of (i) three times the average of the aggregate annual salary paid to the Executive by the Company during the three calendar years preceding December 12, 1995 and (ii) three times the highest bonus compensation paid to the Executive for any of the three calendar years preceding December 12, 1995 (the "Lump Sum Payment"). The Lump Sum Payment shall be reduced by an amount equal to all salary and bonus paid to the Executive by the Company after December 12, 1995."

          (d) Section 4(b) of the Agreement is hereby amended by deleting such Section 4(b) from the Agreement in its entirety, and by substituting in lieu thereof the following new Section
4(b):

               "(b) In addition to the lump sum payment provided in Section 4(a), if the Company shall terminate the Executive's employment other than pursuant to Sections 3(b), 3(c), or 3(d) or if the Executive shall terminate his employment for Good Reason, then the Company (at its expense) shall provide to the Executive term life insurance and health and disability insurance equivalent to that provided to the Executive immediately prior to December 12, 1995 for a period of two (2) years following the Date of Termination."

          (e) Section 4(c) of the Agreement is hereby amended by deleting such Section 4(c) from the Agreement in its entirety, and by substituting in lieu thereof the following new Section
4(c):

               "(c) In addition to the benefits provided in Sections 4(a) and 4(b), if the Company shall terminate the Executive's employment other than pursuant to Sections 3(b), 3(c) or 3(d) or if the Executive shall terminate his employment for Good Reason, then all of

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          the  Executive's  stock   awards,  including,   without
          limitation, restricted stock and stock options awarded to the Executive by the Company pursuant to the Company's Stock Option and Restricted Stock Purchase Plan, but excluding any Ceridian stock awards received by the Executive after December 12, 1995, shall to the extent not already vested and exercisable become fully vested and exercisable. The Executive's stock options shall be exercisable for a period of one year from the Date of Termination unless a shorter period is required by applicable law."

     2.   Assumption of  Agreement  by  Ceridian.    Pursuant  to
Section 6 of the Agreement, Ceridian hereby expressly, absolutely and unconditionally assumes and agrees to perform the Agreement in the same manner and to the same extent that the Company would be required to perform the Agreement after the Merger. Ceridian further acknowledges that the term "Company" as used herein and in the Agreement, shall include Ceridian, unless such reference clearly indicates otherwise.

     3. Consent to Continued Employment on New Terms. The Executive hereby consents to his post-Merger positions, duties, responsibilities and status as described on Schedule 1 hereto, and agrees that his right to terminate the Agreement for Good Reason will be determined with respect to the new definition of "Good Reason" contained in this Amendment.
     4.   Effectiveness of this Amendment.

          This  Amendment   shall  become   effective  upon   the
execution and delivery of this Amendment by the Company, the Executive and Ceridian.

     5. Representations and Warranties of Ceridian and the Company.

          In order to induce the Executive to enter into this Amendment, the Company and Ceridian hereby make the following representations and warranties to the Executive:

          5.1.  Corporate Power and  Authorization.  Each of  the
Company and Ceridian has the requisite corporate power and authority to execute, deliver and perform its obligations under this Amendment and the Agreement.

          5.2. No Conflict. Neither the execution and delivery by the Company or Ceridian of this Amendment nor the performance of the obligations required hereby nor compliance by the Company or Ceridian with the terms, conditions and provisions hereof will conflict with or result in a breach of any of the terms,

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conditions or provisions of  the Certificate of Incorporation  or
Bylaws of either the Company or Ceridian or any law, regulation, order, writ, injunction or decree of any court or governmental instrumentality or any agreement or instrument to which either the Company or Ceridian is a party or by which any of its properties is bound, or constitute a default thereunder or result in the creation or imposition of any lien.

          5.3. Authorization. The execution and delivery by the Company and Ceridian of this Amendment and the performance of the obligations contemplated hereby (i) have been duly authorized by all necessary corporate action on the part of both the Company and Ceridian and (ii) do not and will not require any authorization, consent, approval or license from or any registration, qualification, designation, declaration or filing with, any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

          5.4. Valid and Binding Effect. This Amendment has been duly and validly executed and delivered by both the Company and Ceridian and constitutes the legal, valid and binding obligation of both the Company and Ceridian, enforceable in accordance with its terms.

          5.5. Absence of Default. Both Ceridian and the Company acknowledge that as of the date of this Amendment, neither Ceridian nor Comdata has any grounds for not performing its obligations under the Agreement, and that through the date hereof any claims or rights to set off that either may have against the Executive are hereby waived in consideration of the Executive's agreement to enter into this Amendment. As of the date of this Amendment, the Executive is not aware of any such claims.

     6.   Miscellaneous.

          6.1. Amendment to Agreement. The Agreement is hereby, and shall henceforth be deemed to be, amended, modified and supplemented in accordance with the provisions hereof, and the respective rights, duties and obligations under the Agreement shall hereafter be determined, exercised and enforced under the Agreement, as amended, subject in all respects to such amendments, modifications, and supplements and all terms and conditions of this Amendment. Initially capitalized terms used in this Amendment shall have the meanings ascribed thereto in the Agreement, as amended hereby, unless otherwise defined herein.

          6.2. Ratification of the Agreement. Except as expressly set forth in this Amendment, all agreements, covenants, undertakings, provisions, stipulations, and promises contained in the Agreement are hereby ratified, readopted, approved, and

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confirmed and remain in full force and effect.

          6.3. No Implied Waiver. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver or modification of any provision of,  or operate  as a  waiver of  any right,  power  or remedy of the Executive under, the Agreement or prejudice any right or remedy that the Executive may have or may have in the future under or in connection with the Agreement. The representations and warranties of the Company and Ceridian contained in this Amendment shall survive the execution and delivery of this Amendment and the effectiveness hereof.

          6.4. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Tennessee.

          6.5. Counterparts; Telecopy Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile shall be equally as effective as delivery of a manually executed counterpart. Any party delivering an executed counterpart of this Amendment by facsimile shall also deliver a manually executed counterpart, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

     IN  WITNESS  WHEREOF,  the  undersigned  have  caused   this
Amendment to be executed by their duly authorized officers or in their individual capacities as of the date first written above.


CERIDIAN:                          EXECUTIVE:
CERIDIAN CORPORATION               /s/G. L. McTavish
    /s/Micheal E. Kotten              George L. McTavish
By: Micheal E. Kotten
                                   COMPANY:
Its:VP Organization Resources
                                   COMDATA HOLDINGS CORPORATION
                                        /s/John A. Haveman
                                   By:  John A. Haveman

                                   Its: VP & Asst Secretary






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                           SCHEDULE I

                  McTavish Severance Agreement

Post-Merger Position
and Title:          Executive Vice President  of Ceridian or  any
                    successor-in-interest;  President  and  Chief
                    Executive Officer of Comdata Network.

Reporting To:       Larry Perlman, Ceridian  or any successor-in-
                    interest  Chairman,   President   and   Chief
                    Executive Officer.

Salary and Benefits:Annual salary of $348,140.  The Executive  is eligible to participate in the 1996 Ceridian Executive Incentive Plan with a target annual payment, based on performance, of 40% of the Executive's year-end annualized salary. The maximum payout under the Plan is 60%.

Stock Awards:       Non-qualified  stock   options  to   purchase
                    25,000 shares of Ceridian common stock and  a
                    performance restricted stock award of  30,000
                    shares of common stock under Ceridian's  1993
                    Long-Term Incentive Plan.

Supplementary Executive
Benefits:           The  Executive  will  also  be  eligible  for
                    supplementary executive  benefits of  $25,000
                    per year, payable monthly ($2,083 per month) in addition to the Executive's base salary.














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